Exhibit 16.1

Ernst & Young LLP 725 South Figueroa St. Los Angeles, CA 90017	Tel: +1 213 977 3200 Fax: +1 213 977 3152 ey.com

April 29, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Altegris QIM Futures Fund, LP

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 29, 2020 of Altegris QIM Futures Fund, LP and are in agreement with the statements contained in paragraph (a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young, LLP